Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Hawker Beechcraft Acquisition Company, LLC of our report dated February 25, 2011 relating to the financial statements of Hawker Beechcraft Acquisition Company, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

April 8, 2011